EXHIBIT 21

                  PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

                            SIGNIFICANT SUBSIDIARIES

                                                                   STATE OF
NAME                                             OWNERSHIP %     INCORPORATION
----                                             -----------     -------------
Public Service Electric and Gas Company .....        100          New Jersey
Energy Holdings Inc. ........................        100          New Jersey
PSEG Resources Inc. .........................        100          New Jersey

      The remaining subsidiaries of Public Service Enterprise Group Incorporated are not significant subsidiaries as defined in Regulation S-X.